DATAWATCH NAMES JAMES ELIASON CHIEF FINANCIAL OFFICER

Appointment Rounds Out Executive Management Team

Chelmsford, Mass.—April 23, 2013—Datawatch Corporation (NASDAQ-CM: DWCH), the leading global provider of information optimization solutions, today announced the appointment of James Eliason as Chief Financial Officer and Treasurer. In his new role, Mr. Eliason will lead all aspects of the company’s financial strategy and operations.

“Jim’s financial management and operational expertise with high-growth software companies is a pivotal asset for Datawatch at a time when we are focused upon driving continued top line growth in front of a huge market opportunity,” said Michael A. Morrison, President and Chief Executive Officer of Datawatch. “Jim shares not only our passion for performance-driven success but also our commitment to help our clients through the deployment of innovative information optimization solutions. His appointment solidifies Datawatch’s executive management team and we are confident that his contributions will enable us to accelerate our strategic growth initiatives in the years ahead.”

Jim brings 20 years of financial and operational experience to the Datawatch leadership team, including corporate finance, investor relations, sales operations, mergers and acquisitions, human resources and information technology. Most recently he served as CFO of Qvidian Corporation, an enterprise software company that provides cloud-based sales enablement and analytics applications. From 2008 to 2011, he served as CFO of Desktone, Inc., a SaaS software company that provides a desktop cloud enablement platform. From 2004 to 2008, he served as CFO of Empirix, Inc., a high growth technology company that provides analytic tools for voice and data applications. Earlier in his career, he held senior finance positions with Narad Networks, Inc. and Silverstream Software, Inc. Jim spent four years at Arthur Anderson & Company in the audit practice and has been a certified public accountant.

“Datawatch is in a tremendous position in a rapidly expanding marketplace as a result of its business transition over the past two years, and it has already achieved impressive growth in the most recent fiscal year," said Mr. Eliason. “As CFO, I look forward to helping the team reach for greater success by providing the operational structure to enable us to take full advantage of our unique information optimization solution, to strengthen our financial foundation and to enhance the company’s long-term value.”

Jim holds a B.S. in Accounting from Providence College and an M.B.A. in Finance from Bentley College.

ABOUT DATAWATCH CORPORATION

Datawatch Corporation (NASDAQCM: DWCH) is a leader in providing information optimization products and solutions that allow organizations to deliver the greatest data variety possible into their big data and analytic applications. Datawatch provides organizations the ability to integrate structured, unstructured, and semi-structured sources like reports, PDF files, and EDI streams into these applications to provide a 360 degree perspective of the issues and opportunities that exist in their businesses. More than 40,000 organizations worldwide use Datawatch’s products and services, including 99 of the Fortune 100, and businesses of every type can benefit from the power and flexibility of Datawatch’s industry leading solutions. Datawatch is headquartered in Chelmsford, Massachusetts with offices in London, Munich, Singapore, Sydney and Manila, and with partners and customers in more than 100 countries worldwide. For more information, visit www.datawatch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements, including but not limited to those relating to results of operations, contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the continuing weak global economy; risks associated with fluctuations in quarterly operating results due, among other factors, to the size and timing of large customer orders; the volatility of Datawatch’s stock price; limitations on the effectiveness of internal controls; rapid technological change; Datawatch’s dependence on the introduction of new products and possible delays in those introductions; competition in the software industry generally, and in the markets for information optimization in particular; Datawatch's dependence on its principal products, proprietary software technology and software licensed from third parties; risks associated with international sales; risks associated with indirect distribution channels; the adequacy of Datawatch’s sales returns reserve; risks associated with a subscription sales model; risks associated with acquisitions, including the recent acquisition of intellectual property from Math Strategies; Datawatch’s dependence on its ability to hire and retain skilled personnel; disruption or failure of Datawatch’s technology systems that may result from a natural disaster, cyber-attack or other catastrophic event; and uncertainty and additional costs that may result from evolving regulation of corporate governance and public disclosure. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2012 and Form 10-Q for the quarter ending December 31, 2012. Any forward-looking statements should be considered in light of those factors.

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Phone: (978) 441-2200 ext. 8323

Media Contact:

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